CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 4, 1996, with respect to the financial statements of John Morrell & Co., included in this Form S-3 of Smithfield Foods, Inc. filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Cincinnati, Ohio
June 17, 1996